EXHIBIT 14(A)
-------------

                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MARY JANE B. FORTIN, MALLARY REZNIK and MANDA GHAFERI, or each of them, as his true and lawful attorneys-in fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any all capacities, to sign any and all amendments (including pre-and post-effective amendments) to the Registration Statements listed below, for which THE VARIABLE ANNUITY LIFE INSURANCE COMPANY serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

REGISTRANT (PRODUCT)                   FILE NOS.
--------------------                   ---------
VALIC Separate Account A               333-170476, 002-32783, 002-96223,
811-03240                              333-124398, 333-137942, 033-75292,
                                        333-49232, 333-201800, 333-201803

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
ROBERT S. SCHIMEK                      Director, Chairman and President       April 27, 2015
-----------------                      (Designated Principal Officer)
ROBERT S. SCHIMEK

THOMAS J. DIEMER                       Director, Senior Vice President and    April 27, 2015
----------------                       Chief Risk Officer
THOMAS J. DIEMER

JOHN Q. DOYLE                          Director                               April 27, 2015
-------------
JOHN Q. DOYLE

JEFFREY M. FARBER                      Director                               April 27, 2015
-----------------
JEFFREY M. FARBER

MARY JANE B. FORTIN                    Director, Vice Chairman, Executive     April 27, 2015
-------------------                    Vice President and Chief Financial
MARY JANE B. FORTIN                    Officer

DEBORAH A. GERO                        Director, Senior Vice President and    April 27, 2015
---------------                        Chief Investment Officer
DEBORAH A. GERO

JANA W. GREER                          Director and President - Group         April 27, 2015
-------------                          Retirement
JANA W. GREER

MICHAEL P. HARWOOD                     Director, Senior Vice President,       April 27, 2015
------------------                     Chief Actuary and Corporate
MICHAEL P. HARWOOD                     Illustration Actuary

KEVIN T. HOGAN                         Director and Chief Executive Officer   April 27, 2015
--------------
KEVIN T. HOGAN

STEPHEN A. MAGINN                      Director, Senior Vice President and    April 27, 2015
-----------------                      Chief Distribution Officer
STEPHEN A. MAGINN

DAVID S. JORGENSEN                     Vice President and Controller          April 27, 2015
------------------
DAVID S. JORGENSEN

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